Agreement



AGREEMENT made and entered into this 25th day of November 1996 by and between "Pages From a Rabbit's Journal" (hereinafter referred to as "Rabbit") which is a production of Nightwing Entertainment, Inc. the duly authorized agent and distributor for and on behalf of the copyright holder(s) and Channel America Television Network, Inc. (Hereinafter referred to as "CA").

Subject to and in accordance with the "Standard Terms and Conditions" attached and make a part of this Agreement, Rabbit grants to CA and CA accepts an exclusive license with respect to the Program(s) and under any copyright covering any matter included in the picture and sound recorded for reproduction in connection with the televising of the Program(s), to exhibit the Program(s) and to reproduce the recorded sound in synchronization and as part, the exhibition of the Program(s), over the facilities of the television network herein indicated, operating under license by The Federal Communications Commission (hereinafter referred to as "FCC"), and for no other purpose. This license is exclusive to the extent that, during the terms of this license, Rabbit may not license or other wise authorize the broadcast of the Program to any other media designated as broadcast, cablecast or via satellite without the permission of CA.

Titles:                       Pages From a Rabbit's Journal

Number of Telecasts:          Minimum of 13 and maximum of 65

Daypart of Telecasts:         1/2 hour strip or 30 minute weekly

Term of License:              Start date: TBD
                              End date: TBD

Distribution via:             Telstar 402R, Transponder 19
                              Channel America affiliates

Purchase Price:               $250,000 per episode

Means of Delivery:            Beta SP
                              Channel America
                              1509 South Florida Ave.
                              Lakeland, FL 33803

                              Attn: D. Jerry Diamond

                              -or-

                              Any such site which is designated in
                              Writing by CA.

Licensee acknowledges that the licensing of the Program(s) specified in this Agreement have been separately negotiated and severally agreed upon;

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that  the prices set forth represent the fair value of the Program(s); that
Rabbit did not directly or indirectly condition the granting of this license of any one or more of the Programs upon CA agreeing to licensing hereunder of more than one programs; and that the licensing hereunder of more than one program or more than one telecast is for the convenience of Rabbit and CA.

Licensee acknowledge the agreement in it's entity shall be implemented upon delivery to, and acceptance by CA of the first program. Said acceptance shall be at the sole and absolute discretion of CA.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Accepted and agreed by:

s/Philip Cohen                                                   11/28/96
Philip Cohen                                                          Date
President
Nightwing Entertainment Group, Inc.


s/A. Jerry Diamond                                               11/28/96
A. Jerry Diamond                                                 Date
Director
Channel America Television Network, Inc.


Standard Terms and Conditions

1.  Delivery of Programs

1.1 Rabbit will deliver or cause to be delivered to CA the programs on Beta SP videotapes(s) (hereinafter the "copy" or "Copies"). Delivery of the Copies to CA or CA's agent or to a common carrier for parcel service or other express shipment, or to postal authorities for mailing or any other mode of delivery selected by Rabbit shall be deemed to be complete delivery by Rabbit to CA. All rights, title and interest in the Copies so delivered to CA shall, at all times, remain the property of Rabbit, subject only to Licensee's right to make use of the copies in accordance with the terms of this Agreement.

1.2 CA shall examine such Copy immediately upon receipt thereof and shall immediately notify Rabbit by telephone and fax if such Copy is physically defective for television broadcasting by customary industry standards. If any copy has not reached it's destination, CA shall notify Rabbit by telephone and fax. If CA notifies Rabbit of any physical defect of failure of delivery as aforesaid, and Rabbit does not deliver to CA a replacement Copy of the same program (or another Program of comparable quality) in time for the scheduled telecast, such telecast shall be deemed eliminated and the Program withdrawn, as provided in Subclause 11.2 of this Agreement. Failure of CA to give Rabbit such notice as aforesaid shall be deemed CA's irrevocable acknowledgment that such Copy was timely received and satisfactory in all respects.

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2.   Return of Copies

Licensee agrees to return to Rabbit prepaid, at the end of term of this agreement in the same condition as delivered by Rabbit, normal wear and tear form proper use excepted. Such Copy shall be delivered to Rabbit, or to any other party at such place or places Rabbit may from time to time designate. Additionally, CA agrees to return to Rabbit, prepaid, all other material that may have been furnished by Rabbit following completion of use of such material by CA. If the Copies are lost, damaged, stolen or destroyed, CA will by Rabbit the costs of replacement thereof. Such payment shall not by construed to transfer to CA any right, title or interest in or to the Copies. Upon Rabbit's request in writing, CA shall destroy such copies and furnish Rabbit with appropriate certificates of destruction.

3.   Alteration of Copies

Each program shall be telecast in its entirety in a single continuous time period interrupted only by commercial, public service, station break announcements and any and all produced wrap-arounds. Licensee may, if necessary, make such minor cuts as are necessary to conform to time segment requirements, but under no condition, shall licensee delete o reposition the copyright notice or the credits or billing incorporated in the programs as delivered by Rabbit. CA may make, produce or cause to produce insertions, wrap-arounds and/or minor cuts which shall not adversely affect the artistic or pictorial qualify of the Program or interfere with it's continuity.

4.   Telecast Rights

4.1 CA agrees that it shall telecast each Program licensed hereunder from the originating broadcast uplink and transponder of the network for free home reception by the public and for downlink and/or broadcast and/or cablecast by any and all affiliates of the Networks including those affiliates now under contract to CA and those affiliates which may be added during the term of this agreement. CA shall not telecast any Program into any place where an admission price is charged. CA agrees that it will not cause or authorize or permit the duplication or recording of any Program or sound track thereof, or any part thereof, or use of any of the Programs for any purpose other than the purpose herein specified.

4.2 Rabbit hereby acknowledges that CA is a network and that its broadcast signal is carried by satellite transmission, cable television systems, full power television broadcast stations and low power television broadcast stations and is licensed as a "free broadcast signal" by the FCC. In consideration of the above, Rabbit acknowledges that the Agreement and the licensing fees for the programs are so designated as to include fees related to the broadcast of programs in all markets in which the licensee's signal is currently carried and any all markets it may be carried during the term of this Agreement.

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4.3  Rabbit hereby acknowledges that CA must maintain the right to pre-empt any and all of its programming. CA in turn states and Rabbit in turn does hereby acknowledge that CA will maintain best efforts in the clearance, distribution and broadcast of the programming upon the mutually agreeable plan for broadcast and that CA agrees to work closely with Rabbit in effectively marketing the programming to the current affiliates and potential affiliates of the network.

5.   Use of names for advertising

5.1  Licensee warrants and agrees that:

5.1.1 It will abide by and comply with the advertising and billing instructions as Rabbit may furnish CA, and that any advertising supplied by Rabbit to CA will not constitute any express or implied endorsement of any products, services or sponsors;

5.1.2 It will not advertise or announce in any manner or media any title changed by Rabbit of any Program or Programs withdrawn by Rabbit; and

5.1.3 It will abide by and comply with the on screen credits contained within the programming as it appears on the Copies of the Programs delivered to CA.

5.2  Licensor warrants and agrees that

5.2.1 CA will be included in all press releases issued by Rabbit until the end of the term of this agreement.

5.2.2 Rabbit will deliver a preview copy of all press releases to CA during the term of this agreement; in turn, CA will deliver a preview copy of any press release CA may initiate regarding Rabbit prior to its general release.

Both parties agree to:

5.3 Market and exploit Rabbit and CA jointly to the mutual benefit of both parties.

6.   Force Majeure:

If Rabbit shall fail to make timely delivery of any Copy or Copies hereunder by reason of any Act of God, war, fire, flood, strike, labor dispute, public disaster, transportation or technical difficulties, order or decree of governmental agency or any other similar or dissimilar cause beyond the control of Rabbit, such failure on the part of Rabbit shall not be deemed to be a breach of this Agreement.

7.   Taxes:

CA shall pay and hold Rabbit harmless from all taxes (excluding Rabbit's income and franchise taxes) charges, assessments and other fees now or hereafter impose or based upon or resulting from the delivery, exhibition, possession, or use by CA of the Copies and Programs licensed hereunder.


8.   Compensation to and Use of Commercial inventory by Rabbit

8.1 In consideration of the license and other rights herein granted to CA, CA agrees to pay $250,000 per episode within 5 business days of receipt of said episode.

8.2 In conjunction with the sale of the commercial inventory, Rabbit agrees to provide an accounting of all transactions regarding same with Rabbit company books and records pertaining thereto available to CA for inspection upon 24 hour written notice. Further, in accordance with the aforementioned, CA agrees to provide affidavits of broadcast to said advertisers.

8.3 Rabbit acknowledge that CA is a network and that the license granted hereunder to CA any revenue derived therefrom pursuant to the terms hereof are based upon the effective reach of the network as it exist today and to the extent that it's effective reach may encompass during the term of this Agreement. CA will notify Rabbit in writing of the extent of the clearances pertaining to their program(s).

8.4  CA  grants and Rabbit acknowledges that the commercial spots are  part of the normal commercial inventory of CA and the network. CA also acknowledges that this inventory will be used by a third party(s) in accordance with the sale of the inventory. Rabbit acknowledges that any commercial submitted for broadcast as practices of the network and if in the opinion of CA said commercial spot(s) may by in violation of FCC regulations commercial spot(s) the business and or the relations with the affiliates may be damaged and/or the spirit and content of the spot(s) are not within the confines of the agreement, CA shall have the right to reject such spot(s) and request a substitute spot and/or replace them with written notice.

9.   Warranty and indemnity

9.1 Rabbit represents and warrants that it has the right to grant this license for the telecast and/or cablecasting and/or satellite transmission of the Programs specified including the sound tracks forming a part thereof, and that such use by CA will not violate the rights of others.

9.2 Rabbit agrees to indemnify and hold CA, its officers, employees, successors and assigns free and harmless from any and all claims, damages, liabilities, cost, royalties and/or expensed, including reasonable attorney's fees, inclurred by CA by reason of the breach of the foregoing warranty, provided that:

9.2.1 CA notifies Rabbit promptly of any such claim or of the commencement of any such action or proceeding and delegated complete and sole authority to Rabbit, if Rabbit so requires, to defend or settle same and cooperates fully with Rabbit in the defense thereof.

9.2.1 CA notifies Rabbit promptly of any such claim or of the commencement of any such action or proceeding and delegated complete and sole authority to Rabbit, if Rabbit so requires, to defend or settle same, and cooperates fully with Rabbit in the defense thereof.

9.2.2 CA does not exhibit or continue to exhibit any Program after Licensee's receipt of such claim without the written consent of Rabbit; and

9.2.3 Rabbit shall not in any circumstances be liable for loss of profits or consequential damages.

The above indemnity shall be CA's only remedy for breach of the warranty. Rabbit shall be entitled, but not obligated, to defend, at its own expense, any action or proceeding arising out of an alleged breach of the foregone warranty.

9.3 CA agrees to indemnify, defend and hold Rabbit, its officers, employees, successors and assigns, free and harmless from any and all claims, damages, liabilities, cost or expenses, including reasonable attorney's fees, arising out of or in connection with the use by Rabbit, it successors, assigns and sublicensees, of the Copies or Programs hereunder, or arising out of or by reason of, any breach of warranty, undertaking, representation or agreement make or entered into by CA.

9.4 Rabbit agrees to indemnify, defend and hold CA, its officers, employees, successors and assigns, fee and harmless from any and all claims, damages, liabilities, costs or expenses, including reasonably attorney's fees, arising out of or in connection with the use by CA, its successors, assigns and sublicensees, of the Copies or Programs hereunder, or arising out of or by reason of, any breach of warranty, undertaking, representation or agreement make or entered into by Rabbit.

10.  Music:

10.1 Rabbit warrants that the performing rights in the music contained in the Copies are either controlled by a performing rights society having jurisdiction; in the public domain; or are controlled by Rabbit to the extent necessary to permit CA's uses.

10.2 Rabbit represent and/or warrants that CA may exercise the performing rights to the music without the payment of a performing rights royalty or license fee. Rabbit represents and warrants that it has secured any performing rights licenses necessary for the telecast of the music contained in each Copy and shall hold CA harmless from any liability or damage arising from its failure to do so.

11.  Withdrawal and adjustments of programs

11.1 CA may, in their absolute discretion, withdraw at any time any licensed Program if it is determined that the telecasting thereof would or might infringe upon the rights of others or violate any law, court order, government regulation or other ruling of any government agency, or constitute a breach of the use permitted hereby of the licensed Program or the material or rights contained therein.

11.2 If Rabbit must withdraw any Program as set forth in Subclause 11.1 before its initial telecast, it may do so only with the written approval of A under those terms and conditions set forth by CA.
11.3 If CA elects to withdraw any Program as set forth in Subclause 11.1 before its initial telecast, CA shall have the right in its sol discretion, either to accept a program of comparable quality (which program shall be deemed to replace the Program withdrawn) or may reduce the number of Programs to be delivered and agreed to by one, and a refund or credit shall be given at CA's discretion, of any such fees or commercial air time for such Program.

11.4 If a substitute is not provided for a withdrawn Program, there shall be refunded or credited to Licensee's account a proportionate part of the applicable revenue prorated as that proportionate part of the revenue or fee as a whole for the term of this Agreement.

11.5 If a Copy of any withdrawn Program has been shipped to CA, CA will promptly return it to Rabbit, at the address above written.

12.  Bankruptcy and Default:

12.1 If CA defaults in to Rabbit as specified here in accordance with the terms of this agreement, and such default continues for a period ten
     (10) days, or if CA fails to duly perform or observe any term, covenant or condition of this Agreement, or, if CA is adjudicated as bankrupt, or files a petition in bankruptcy, or makes an assignment of the benefit of creditors or takes advantage of the provisions of any bankruptcy or debtor relief act, or if any involuntary petition in bankruptcy is filed against CA and is not vacated or discharged within thirty (30) days, or if Licensee voluntarily or by operation of law loses control of the above-named television network or its interest therein, or the license to operate the same, then, and upon the occurrence of any one or more of such events, any or all of the sums remaining to be paid under this Agreement shall immediately become due and payable to Rabbit, regardless of the due date thereof, and, in addition, and without prejudice to any right or remedy which may be available to Rabbit at law or in equity, and without in any way discharging or releasing CA from any of its obligations under this Agreement, Rabbit shall have the rights of CA and/or suspend the further delivery of Copies until such defaults have ceased and have been remedied and/or seized, wherever found, any Copy of any licensed Program delivered to CA hereunder.

13.  Expiration and Renewal of Terms:

13.1 Notwithstanding anything contained herein to the contrary, this Agreement shall be deemed terminated with respect to such date upon which the last permitted telecast by be broadcast by CA.

13.2 Notwithstanding anything contained herein, both parties agree that at any time during the term of this Agreement, either party may entertain the other with respect to a renewal or extension of the Agreement; the consummation of any such transaction not being a pre-requisite to the consummation or terms of this Agreement.

14.  Assignment

14.1 Rabbit may not freely assign this Agreement, or any portion thereof, to its successor(s) or to any of its affiliated, associated or subsidiary companies and Licensing agrees that performances of any of Rabbit's obligations under this Agreement performed by a third party shall be accepted only if approved in writing by Ca.

14.2 This Agreement may not be assigned by CA, either voluntarily or by operation of law, without the prior written consent of Rabbit. Any such assignment, if consented to by Rabbit, shall not relieve CA of its obligations hereunder.

15.  Federal Communications Commission

Reference is hereby make to the Federal Communications Commission ("FCC") relating to broadcast standards and practices as regulated by that governing agency. Rabbit warrants that, to the best of its knowledge, information and belief, all such Programs listed herein confirm to the aforementioned requirements of the FCC.

16.  General

16.1 Subject to the provisions of Clause 14, this Agreement and all of its term, conditions and other provision and all rights shall inure to the benefit of, and shall be binding upon the parties and to their respective successors and assigns.

16.2 The titles of the Clauses of this Agreement are for convenience only and shall not in any way effect the interpretation of any clause of this Agreement of the Agreement itself.

16.3 A waiver by either party of any of the terms or conditions of this Agreement shall be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking obligation or agreement of either party.

16.4 All notices, statements and other documents required to be given shall be given in writing either by personal delivery and/or by mail (except as herein otherwise expressly provided) at the respective addressee of the parties as set forth or such addresses as may be designated in writing by either party, notice given by mail or by similar delivery shall be deemed given on date of mailing or of prepaid receipt of similar delivery system at it's designated office.

16.5 This Agreement and all matters or issues collateral thereto shall be subject to the laws of the State of New York.

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16.6 This Agreement constitutes the entire agreement between Rabbit and  Ca with respect to the subject matter herein contained and this Agreement cannot be changed or terminated orally, and no changes, amendments or assignments thereof shall be binding upon Rabbit until accepted in writing by duly authorized officer of Rabbit.

16.7 This Agreement supersedes all prior written or oral communication or understanding between the parties concerning the subject matter.
Accepted by:


s/Philip M. Cohen                                           11/28/96
Philip M. Cohen                                             Date
President
Nightwing Entertainment Group, Inc.


s/D. Jerry Diamond                                          11/28/96
D. Jerry Diamond                                            Date
Director
Channel America Television Network, Inc.